                                 EXHIBIT 10.4

                              Offering Agreement

                              OFFERING AGREEMENT

                    THIS OFFERING AGREEMENT (the "Agreement") is made this 5th day of January, 1999, by and among the (i) the Estate of Paul C. Wise (the "Estate") through its co-executors, James B. Wise and Allen H. Wise, (ii) James
B. Wise in his individual capacity (each a "Selling Shareholder"), Southwest Bancorp, Inc. (the "Company"), and Stifel, Nicolaus & Company, Incorporated (the "Underwriter").

                                   PREMISES

     A. The Selling Shareholders desire to sell certain shares of the common stock, par value $1.00 per share, (the "Common Stock") of the Company in order to receive the maximum amount of net proceeds available in a sale effected as expeditiously as possible.

     B. The Selling Shareholders desire the cooperation of the Company in preparing the registration statement and other documents necessary or desirable for the sale of their shares.

     C. The Company has determined that the interests of its shareholders will be better served if the shares owned by the Selling Shareholders are widely distributed in a public offering (the "Public Offering") rather than being sold to a small number of institutions or individuals (a "Narrow Distribution").

     D. The Selling Shareholders and the Company have been advised that the selling price per share is likely to be higher in a Public Offering than in a Narrow Distribution, but that the Selling Shareholders are likely to receive higher sales proceeds from a Narrow Distribution, after payment of underwriter's compensation and offering expenses.

     E. In order to obtain the benefits of a Public Offering for its remaining shareholders, the Company is prepared: to offset the decrease in sales proceeds likely to be incurred by the Selling Shareholders in a Public Offering (as described below); to divert its employees from other tasks in order to prepare and file the Registration Statement; and to commit other resources necessary for expeditious sale of shares; provided that the Selling Shareholders proceed with
                            -------- ----
the Offering and provide certain other promises and assurances to the Company.

     F. The Company plans to offer newly issued shares of its Common Stock with the shares offered by the Selling Shareholders in order to provide funds for the payment of offering expenses and underwriters' compensation provided for by this Agreement and for general corporate purposes, including use in its lending and investment activities.

        NOW, THEREFORE, based upon the premises and mutual promises contained in this Agreement, and intending to be legally bound, the parties to this Agreement agree as follows:

                                   ARTICLE 1
                 COOPERATION TO ACCOMPLISH THE PUBLIC OFFERING

1.1 The Company and each of the Selling Shareholders agree to proceed in good faith to effect a sale of the shares designated on Exhibit I to this Agreement (the "Subject Shares") pursuant to the letter agreement dated January 5, 1999 (the "Letter Agreement"), a copy of which is attached as Exhibit II to this Agreement, and an underwriting agreement described in the Letter Agreement (the Underwriting Agreement").

1.2 Each of the Selling Shareholders agrees to provide information reasonably requested by the Company or the Underwriter in connection with the Public Offering and the registration of the Subject Shares under federal and state securities laws.

1.3 The Company agrees to prepare and file a registration statement on Form S-2 (the "Registration Statement") for the Public Offering, including the sale of the Subject Shares and, at the discretion of the Company, up to a total of 250,000 additional shares of Common Stock (the "Additional Shares") in the Public Offering. The Additional Shares may be newly issued shares sold by the Company or outstanding shares sold by others, at the discretion of the Company. The Company also may issue and sell shares of Common Stock upon exercise by the Underwriter of the over-allotment option described in the Letter Agreement. The Public Offering will not be increased without the approval of the Selling Shareholders.

1.4 The Subject Shares, the Additional Shares, and the over-allotment option shall include and shall be automatically increased to reflect any stock split or stock dividend paid on or before the closing of the Public Offering and per share amounts shall be proportionally adjusted to reflect such stock split or dividend. No such adjustment shall decrease the amount to be paid to or increase the reimbursements of expenses to be made by the Selling Shareholders pursuant to this Agreement.

1.5 The Company and the Selling Shareholders agree to use their best efforts to effect the sale of the Subject Shares as soon as is reasonably possible.

                                   ARTICLE 2
            REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS

     Each of the Selling Shareholders represents and warrants as follows with respect to the Selling Shareholder and its Subject Shares:

2.1 Each of the Selling Shareholders is the owner of the Subject Shares designated on Exhibit I to this Agreement. None of the Subject Shares is subject to any pledge, lien, or encumbrance of any nature other than liens on the Subject Shares owned by the Estate for federal and state estate taxes.

2.2 Each Selling Shareholder has executed the Letter Agreement in the form attached as Exhibit II to this Agreement.

2.3. Each Selling Shareholder has full power and authority to enter into this Agreement, the Letter Agreement and the Underwriting Agreement and to effect the transactions contemplated by this Agreement and those other agreements. (This Agreement, the Letter Agreement, and the Underwriting Agreement are referred to together as the "Selling Agreements.")

                                  ARTICLE 3.
          PAYMENT OF OFFERING EXPENSES; DISTRIBUTION OF NET PROCEEDS

3.1 Subject to reimbursement as provided in Article 5, the Company will pay the offering expenses of the Public Offering (the "Direct Expenses"), consisting of:
(i) the fees and expenses of legal counsel to the Company, (ii) the fees and expenses of the Company's independent accountants, (iii) printing costs, including the costs of filing the Registration Statement and of printing and coping the prospectus contained in the Registration Statement, (iv) the SEC registration fee for the Subject Shares, (v) "blue sky" filing fees and expenses, and (vi) other related costs of the Public Offering. Direct Expenses do not include underwriter's compensation.

3.2 The Selling Shareholders will pay the fees and expenses of their legal counsel, accountants and advisers.

3.3 The Selling Shareholders shall be entitled to the amount of net proceeds of the Public Offering equal to the estimated net sales proceeds, after payment of offering expenses, that the Selling Shareholders would have received had the Subject Shares been sold in a Narrow Distribution, based solely on the following formula:

(((Actual Offering Price per Share - $0.25) X Subject Shares Actually Sold) X (0.97)) - ($92,500+SEC Registration Fee applicable to total Subject Shares).

The Company and each of the Selling Shareholders expressly agree that this formula, without alteration, shall be the basis for the distribution of proceeds of the Public Offering to the Selling Shareholders. A sample calculation is provided as Exhibit III to this Agreement, for illustration only.

                                   ARTICLE 4
        DISTRIBUTION OF PROCEEDS; LIMITATION OF UNDERWRITER'S LIABILITY

4.1 On the Closing Date (as defined in the Underwriting Agreement) of the Public Offering, the Underwriter will distribute a portion of the total proceeds of the Public Offering after reduction for underwriter's compensation (the "Net Proceeds") to the Selling Shareholders in the amount determined under Section
3.3 of this Agreement, and then shall pay the remaining amount of Net Proceeds to the Company and any other seller. The Selling Shareholders will not be entitled to any proceeds of the Public Offering in addition to the distribution made pursuant to this Agreement or to any proceeds from the exercise of the over-allotment option.

4.2 The Subject Shares shall be sold in the following priority: First, the Subject Shares owned by the Estate; Second, the Subject Shares owned by the other Selling Shareholder: Third, the Company and any other seller as they shall determine. The Underwriter shall distribute funds among the Selling Shareholders in the proportion that the Subject Shares actually sold by a Selling Shareholder bear to the total Subject Shares actually sold.

4.3 The Underwriter may consult with counsel of its choice regarding these duties, and shall be fully protected for any action taken in good faith in accordance with that advice. The Underwriter shall have no liability under this Agreement other than as a direct result of its gross negligence, willful misconduct, or criminal act. In the event any disagreement between one or more Selling Shareholders and the Company results in adverse claims or demands being made on the Net Proceeds of the Public Offering prior to distribution of those funds, or in the event the Underwriter in good faith is in doubt as to what action it should take under this Agreement with respect to distribution of those funds, the Underwriter shall retain the Net Proceeds of the Public Offering until the Underwriter shall have received (i) an enforceable final order of a court of competent jurisdiction which is not subject to further appeal directing delivery of such funds, or (ii) a written agreement executed by the Selling Shareholders and the Company directing delivery of such funds, in which event the Underwriter shall distribute the Net Proceeds in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Underwriter to the effect that said court order or judgement is final and enforceable and is not subject to further appeal. The Underwriter shall act on such court order and legal opinion without further question. The Underwriter shall cause any funds retained by it pursuant to this paragraph to be invested promptly in a money market mutual fund chosen by it in its good faith discretion, and shall pay interest on such funds to the Selling Shareholders, the Company and any other seller in proportion to their relative share of such funds at the average total return earned on such fund for the period beginning on the sixth business day after the Closing Date of the Public Offering and ending with the calendar day immediately preceding delivery of such funds.

                                   ARTICLE 5
          FAILURE TO CONCLUDE OFFER; REIMBURSEMENT OF DIRECT EXPENSES

5.1 Notwithstanding the provisions of Article 3 of this Agreement, the Selling Shareholders shall reimburse the Company for the Direct Expenses in an amount determined by the Company in good faith, plus any amount payable by the Company pursuant to Section 15 of the Letter Agreement, in each case relating only to expenses incurred in the period beginning on the date of this Agreement and ending on the date of termination of this Agreement, plus the sum of $25,000 (which relates to Direct Expenses incurred in June, July and August of 1998) if:

     (a) The Public Offering is not completed because of a breach of any of the Selling Agreements by one or more of the Selling Shareholders; or

     (b) If the Letter Agreement is terminated pursuant to paragraph 1 of the Letter Agreement and the Public Offering is not completed, in which case the maximum amount required to be paid by the Selling Shareholders under this section 5.1 is the lesser of (i) $92,500 plus any SEC registration fee applicable to the Subject Shares, or (ii) 76% of the sum of Direct Expenses incurred in the period beginning on the date of this Agreement and ending on the date of termination of this Agreement and $25,000.

5.2 The Selling Shareholders' obligation to make the payment of Direct Expenses to the Company under this Article 5 is joint and several.

5.4. In the event the Public Offering is completed and all proceeds are distributed to the Selling Shareholders and the Company in accordance with this Agreement, the Selling Shareholders, on the one hand, and the Company, on the other hand, each hereby mutually releases the other from any and all claims and causes of action of whatsoever form and nature that may have existed between them as of the date of distribution of such proceeds. In the event the Public Offering is not completed and/or this Agreement terminates for any reason, the Selling Shareholders and the Company each reserves their respective rights to pursue any and all legal remedies against each other.

                                   ARTICLE 6
                                  TERMINATION

6.1. This Agreement may be terminated as provided below:

     (a) By mutual consent of the Company and the Selling Shareholders, evidenced by their written agreement;

     (b) By the Company or the Selling Shareholders if the Closing Date under the Underwriting Agreement (the "Closing Date") is not held before July 7, 1999, provided that the right to terminate under this Section 6.1 (b) will not be available to the Selling Shareholders if a Selling Shareholder's breach of one or more of the Selling Agreements was the cause for the delay in the Closing Date, and shall not be available to the Company if the Company's Breach of one or more of the Selling Agreements was the cause of the delay in the Closing Date.

     (c) By the Selling Shareholders, upon delivery of written notice from the Selling Shareholders of a material breach by the Company, provided that (i) the Selling Shareholders previously have provided notice in accordance with this Agreement to the Company of that breach, and (ii) the breach has not been substantially cured within thirty days of that notice or has not been waived by the Selling Shareholders.

     (d) By the Company, upon delivery of written notice of a material breach by a Selling Shareholder, provided that (i) the Company previously has provided notice in accordance with this Agreement to the Selling Shareholders of that breach, and (ii) the breach has not been substantially cured within thirty days of that notice or has not been waived by the Company.

     (e) By the Company or the Selling Shareholders, if the Underwriter has advised the Company or the Selling Shareholders in writing that it has terminated the Letter Agreement or the Underwriting Agreement, provided that the right to terminate under this Section 6.1(e) will not be available to the Selling Shareholders if a Selling Shareholder's breach of one or more of the Selling Agreements has been the cause of, or has resulted in, the Underwriter's termination of the Letter Agreement or the Underwriting Agreement, and shall not be available to the Company, if its breach of one or more of the Selling Agreements has been the cause of, or has resulted in, the Underwriter's termination of the Letter Agreement or the Underwriting Agreement.

6.3 No termination will act to impair the limitation of liability provided to the Underwriter under Article 4 of this Agreement.

6.4 Each of the Selling Shareholders agrees that it will not encourage, assist, cooperate with, or participate in any attempt by any party to cause a change in control of the Company during the period beginning on the date of this Agreement and ending on (i) if this Agreement is terminated other than because of a breach of any of the Selling Agreements by one or more Selling Shareholders and the Public Offering is not completed, the date of such termination, or (ii) if the Public Offering is completed, the second anniversary of this Agreement.

6.5 The Company represents and warrants that it does not contemplate any sale of control of the Company or any change in its strategy of independent operation. The Company agrees that, if the Public Offering is completed pursuant to this Agreement and its Board of Directors shall agree or agree in principle to any sale of control to any party prior to the Closing Date of the Public Offering, it shall not enter into an agreement with such party for such a change in control that does not obligate the acquiror to pay to the Selling Shareholders, for each share sold by them in the Public Offering, the difference between the per share sales price in the Public Offering and the value received by shareholders of the common stock of the Company in such sale of control in cash or other consideration as is received by such shareholders in such change in control.

6.6 The provisions of Section 4.3 and Articles 5 and 6 of this Agreement, including, without limitation, the definitions used therein, will survive termination of this Agreement for a period of two years following such termination.

                                   ARTICLE 7
                               OTHER PROVISIONS

7.1 Any notices or other communications required or permitted by this Agreement will be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed:

If to the Selling Shareholders, to each of the Selling Shareholders at the respective addresses shown on Exhibit I to this Agreement, with a copy to:

     Robert C. Bright, Esquire
     Bright & Bryant, P.C.
     Two Leadership Square
     Suite 810
     211 North Robinson
     Oklahoma City, Oklahoma 73102

     Michael M. Stewart, Esquire
     Crowe & Dunlevy, P.C.
     1800 Mid-America Tower
     20 North Broadway
     Oklahoma City, Oklahoma 73102

If to the Company, to:

     Robert L. McCormick
     Chairman of the Board
     Southwest Bancorp, Inc.
     608 South Main Street
     Stillwater, Oklahoma 74074

     With a copy to:
     James I. Lundy, Esquire
     Kennedy, Baris & Lundy, L.L.P.
     Suite 300
     4719 Hampden Lane
     Bethesda, Maryland 20814

If to the Underwriter, to:

     Rick E. Maples
     Stifel Nicolaus & Company, Incorporated
     500 North Broadway
     Suite 1560
     St. Louis, Missouri 63102

     With a copy to:
     Frederick W. Scherrer, Esquire
     Bryan Cave LLP
     One Metropolitan Square
     211 North  Broadway, Suite 3600
     St Louis, Missouri 63102-2750

or such other address provided in writing by the party. Any notice or communication made as required by this section will be deemed to have been given three business days after the date of mailing, except that a change in address will not be deemed given until it is actually received. Notices also may be given by telegram, facsimile transmission, or hand delivery, and, in that event, will be deemed to be given as of the date they are actually received.

7.2 This Agreement shall be construed to reflect the intention of the parties to the extent allowed by law. If any of the provisions contained in this Agreement shall be held illegal or unenforceable by a court with appropriate jurisdiction, no other provision of this Agreement shall be affected by such a holding.

7.3 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Oklahoma, without regard to its conflict of laws principles. This Agreement shall not be assigned, pledged or transferred in any way by any party without the prior written consent of the other parties. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof. No change, alteration or modification hereof may be made except in writing, signed by each of the Selling Shareholders, the Company, and the Underwriter. No act or failure to act by any party shall be deemed to constitute a waiver of any breach by any other party of any provision of this Agreement, nor shall the waiver by any party of any such breach be construed or operate as a waiver of any subsequent breach. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Each of the parties agrees that a signed copy of a counterpart delivered by facsimile shall constitute valid execution of this Agreement or the Letter Agreement.

                                  SIGNATURES

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

SOUTHWEST BANCORP, INC.            STIFEL, NICOLAUS & COMPANY,
                                           INCORPORATED, Solely as to Article 4

By:  /s/ Robert L. McCormick       By:  /s/ Patrick Koster
     -----------------------            ------------------

Its: Chairman of the Board         Its: First Vice President
     ----------------------             --------------------

SELLING SHAREHOLDERS:

     ESTATE OF PAUL C. WISE

     /s/ James B. Wise
     -----------------
     James B. Wise, Co-Executor

     /s/ Allen H. Wise
     -----------------
     Allen H. Wise, Co-Executor

     INDIVIDUALS:

     /s/ James B. Wise
     -----------------
     Name: James B. Wise